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(215) 575-7000


                               October 1, 1997



Manugistics Group, Inc.
2115 East Jefferson Street
Rockville, MD  20852

Re:     Manugistics Group, Inc. Fifth Amended and Restated
          Employee Stock Option Plan
        Manugistics Group, Inc. 1994 Outside Directors
        Non-Qualified Stock Option Plan
        Registration Statement on Form S-8

Ladies and Gentlemen:

        As counsel for Manugistics Group, Inc., a Delaware corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the offer and sale of a total of up to an additional 1,080,000 shares of the Company's Common Stock, par value $.002 per share (the "Additional Shares"), which are or may become issuable upon exercise of options granted or which may be granted pursuant to: (i) the Company's Fifth Amended and Restated Employee Stock Option Plan, as amended (the "ESOP") - 1,000,000 of the Additional Shares; and (ii) the Company's 1994 Outside Directors Non-Qualified Stock Option Plan, as amended (the "Outside Directors Plan") - 80,000 of the Additional Shares. (The number of Shares which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in such option or the relevant plan.)

        The Additional Shares are the subject of a Registration Statement on Form S-8 which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about October 2, 1997. (Said Registration Statement on Form S-8 is referred to hereinafter as the "Registration Statement.")

        The Registration Statement incorporates by reference the contents of the Company's: (a) Registration Statements on Form S-8 Nos. 33-67994, 33-98820 and 33-09481, relating to the shares of the Common Stock issued or issuable under the ESOP and (b) Registration Statement No. 33-89492, relating to the shares of Common Stock issued or issuable under the Outside Directors

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DILWORTH, PAXSON, KALISH & KAUFFMAN LLP                                   PAGE 2
TO: MANUGISTICS GROUP, INC.

Plan. (These Registration Statements are referred to below as the "Incorporated Registration Statements.") We understand that the Incorporated Registration Statements remain in full force and effect.

        In rendering this opinion, we have examined: (i) the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) the resolutions and related minutes of the Company's Board of Directors respectively adopting and amending the ESOP and authorizing the issuance of Additional Shares pursuant to the ESOP; (iii) the resolutions and related minutes of the Company's Board of Directors respectively adopting and amending the Outside Directors Plan and authorizing the issuance of Additional Shares pursuant to the Outside Directors Plan; (iv) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (v) the Registration Statement (including the Incorporated Registration Statements); and (vi) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

        In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

        Based upon and subject to the foregoing, we are of the opinion that the Additional Shares, when duly issued in accordance with the terms of the ESOP or the Outside Directors Plan, as appropriate, and options duly granted thereunder, respectively, after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

        We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. We are qualified to practice law in the Commonwealth of Pennsylvania; this opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.

                                                Very truly yours,



                                        DILWORTH, PAXSON, KALISH & KAUFFMAN LLP


cc:     Helen A. Nastasia, General Counsel
          and Secretary